Consent of Independent Registered Public Accounting Firm

Kennecott Utah Copper Savings Plan for Represented Employees

South Jordan, Utah

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-198655) of Rio Tinto plc of our report dated June 17, 2016, relating to the financial statements and supplemental schedule of the Kennecott Utah Copper Savings Plan for Represented Employees which appear in this Form 11-K for the year ended December 31, 2015.

/s/ Anton Collins Mitchell LLP

Denver, Colorado

June 17, 2016